UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2005

MATHSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Green Oak Drive, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 746-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On December 2, 2005, MathStar, Inc. issued a press release announcing the exercise on December 2, 2005 of the over-allotment option by Feltl and Company, the underwriter of its initial public offering.  Feltl and Company has exercised in full its over-allotment option to purchase 600,000 additional shares of common stock at an initial public offering price of $6.00 per share, resulting in additional net proceeds to MathStar of approximately $3.3 million, after the payment of commissions and expenses.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is being furnished as part of this report:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of MathStar, Inc. dated December 2, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: December 2, 2005	By:	/s/ James W. Cruckshank

James W. Cruckshank
Vice President of Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of MathStar, Inc. dated December 2, 2005.